Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Aspen Series of our reports dated February 10, 2017, relating to the financial statements and financial highlights which appear in Janus Aspen Balanced Portfolio, Janus Aspen Enterprise Portfolio, Janus Aspen Flexible Bond Portfolio, Janus Aspen Forty Portfolio, Janus Aspen Global Allocation Portfolio – Moderate, Janus Aspen Global Research Portfolio, Janus Aspen Global Technology Portfolio, Janus Aspen Global Unconstrained Bond Portfolio, Janus Aspen INTECH U.S. Low Volatility Portfolio, Janus Aspen Janus Portfolio, Janus Aspen Overseas Portfolio and Janus Aspen Perkins Mid Cap Value Portfolio (twelve of the portfolios constituting Janus Aspen Series) Annual Reports on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado April 28, 2017